Exhibit 99.1

Fifth Third Bancorp has developed the document attached as Exhibit 99.1 containing a general trend overview of Fifth Third’s objectives, financial condition and results of operations for the third quarter of 2006. Please note that all comparisons to the second quarter are unannualized.

* * * * *

Management Discussion of Trends

Fifth Third expects third quarter 2006 reported earnings to be modestly lower than the second quarter. Compared with the second quarter, the Company expects solid loan and noninterest income growth, a slight decline in deposits, and a continuation of expense trends. These results are expected to be offset by higher charge-off experience. Net gains related to sales of securities and a loss from an early retirement of debt included in third quarter 2006 results are, in aggregate, expected to be similar to net securities gains in the same quarter last year. The effective tax rate is expected to be slightly lower than that experienced in second quarter 2006, returning to more normalized levels in the fourth quarter 2006. Additionally, net interest income is expected to be stable compared with the second quarter.

Noninterest Income

Electronic Payment Processing

Fifth Third expects third quarter electronic payment processing revenues to continue to reflect steady trends in new customer acquisition despite more modest trends in overall retail sales activity. Processing revenues are expected to exhibit mid- to high-teen percentage growth over the same quarter last year. The outlook for the remainder of 2006 remains very strong with recent customer additions.

Deposit Service Revenue

Total third quarter deposit service revenues are expected to produce stable results relative to the same quarter last year on stable performance from both retail and commercial-based deposit revenues.

Investment Advisors

Fifth Third expects third quarter investment advisory revenues to produce stable results relative to the same quarter last year, and a mid-single digit percentage decline from seasonally stronger second quarter levels.

Mortgage Banking

Third quarter net mortgage banking revenues are expected to experience similar to modestly lower results compared to recent quarterly trends.

Corporate Banking

Third quarter corporate banking revenues are expected to exhibit mid- to high-teen percentage growth over the same quarter last year with strength in institutional sales and other commercial fees.

Other Noninterest Income Categories

Third quarter other noninterest income is expected to exhibit mid-single digit percentage growth over the same quarter last year. Strength in loan fees and cardholder fees should be offset by previously disclosed reductions in operating lease income, the result of runoff in the consumer operating lease portfolio.

Expenses

Noninterest expense is expected to exhibit mid-single digit percentage growth over the same quarter last year, inclusive of an approximate $11 million loss from the early retirement of debt this quarter. Excluding the debt retirement charge, increases in employee benefits, occupancy and bankcard processing expenses are expected to be partially mitigated by stable to lower employee compensation and other noninterest expenses.

Balance Sheet Trends

•	Fifth Third expects average core deposit balances to exhibit mid-single digit percentage growth over the same quarter last year with trends reflecting solid growth in savings, money market and consumer time deposit categories with slightly lower demand deposit levels. Fifth Third expects third quarter core deposit pricing to reflect its disciplined growth strategy and is continuing to devote significant focus on retaining existing accounts and attracting new accounts.

•	Wholesale funding levels are expected to decline at a mid-single digit percentage rate over the same quarter last year and to be stable with second quarter levels. Fifth Third expects wholesale funding pricing to increase at a rate below recent quarterly trends as a result of the recent slowing of short-term interest rate increases and the corresponding effect on its largely variable-rate wholesale funding portfolio.

•	Loans and leases are expected to exhibit mid- to high-single digit percentage growth over the same quarter last year, due to good middle-market commercial loan growth and stable consumer lending trends. Overall average total loans and leases, including loans held-for-sale, are expected to exhibit growth rates similar to or slightly below those seen in recent quarterly periods.

•	Average earning assets are expected to be stable with second quarter levels and increase at a low- single digit percentage rate over the same quarter last year, as loan growth continues to be mitigated by sales and paydowns in the available-for-sale securities portfolio.

•	As a result of the balance sheet trends detailed above, Fifth Third expects net interest income to be stable with the second quarter and to decline at a mid-single digit percentage rate over the same quarter last year. Net interest margin is expected to contract by 3-5 basis points from second quarter levels, reflecting compression in spreads between the available-for-sale securities portfolio and wholesale funding portfolio, and continued migration of deposit balances to higher cost products.

Credit Quality

Net charge-offs, as a percentage of average loans and leases, are expected to return to a more normal mid 40s basis point range. We would also expect nonperforming assets to trend higher from second quarter levels. Although realistic about the difficulty in precisely estimating credit quality metrics, Fifth Third’s long history of conservative exposure limits, centralized credit risk management and a diversified portfolio positions us well to effectively weather cycles and reduce the likelihood of significant unexpected losses. Fifth Third does not expect a significant change in the reserve for credit losses as a percentage of total loans and leases during the third quarter.

Other Events

•	Fifth Third will report third quarter earnings on October 19, 2006 prior to the market opening and will again host a conference call to be held the morning of the release.

•	Fifth Third will present at the 2006 Lehman Brothers Financial Services Conference on September 12, 2006 at approximately 2:15 p.m. This presentation will be available via webcast at the company’s website. Included in the topics that are to be discussed are:

•	Historical and recent operating trends through the second quarter of 2006

•	The outlook for the third quarter 2006, as outlined above

•	Strategic and tactical opportunities the company is considering in coming quarters

* * * *

This report may contain forward-looking statements about the Registrant and/or the company as combined with acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Registrant and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which the Registrant, one or more acquired entities and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect the Registrant, one or more acquired entities and/or the combined company or the businesses in which the Registrant, one or more acquired entities and/or the combined company are engaged; (8) difficulties in combining the operations of acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the United States Securities and Exchange Commission (SEC). Copies of this filing are available at no cost on the SEC’s Web site at www.sec.gov or on the Registrant’s Web site at www.53.com. The Registrant undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.